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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated March 17, 1999 included in or made a part of Amendment No. 1 to the Private Business, Inc. registration statement, and to all references made to our Firm.



                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
April 30, 1999